UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  March 1, 2011

INSMED INCORPORATED
(Exact Name of Registrant as Specified in Its Charter)

Virginia
(State or Other Jurisdiction of Incorporation)

0-30739	54-1972729
(Commission File Number)	(IRS Employer Identification No.)

8720 Stony Point Parkway, Suite 200, Richmond, Virginia	23235
(Address of Principal Executive Offices)	(Zip Code)

(804) 565-3000
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                      Submission of Matters to a Vote of Security Holders.

On March 1, 2011, Insmed Incorporated (“Insmed”) held special meeting of its shareholders to consider proposals relating to the conversion of its Series B Conditional Convertible Preferred Stock (the “Preferred Stock”) and a one-for-10 reverse stock split of the common stock, par value $0.01 per share, of Insmed (the “Common Stock”).  At the special meeting of shareholders, shareholders approved all of the proposals, as follows:

1.
Preferred Stock Proposal:  a proposal to approve the conversion of the Preferred Stock and the issuance of shares of the Common Stock upon conversion of the Preferred Stock.  Insmed’s shareholders, exclusive of such holders who have received the shares of Common Stock in the business combination with Transave, Inc., cast 41,909,378 votes in favor of this proposal and 9,753,260 votes against.  There were 1,194,450 abstentions.

2.
Reverse Split Proposal:  a proposal to approve an amendment to Insmed’s Articles of Incorporation, as amended, to effect a one- for-10 reverse stock split of the issued and outstanding shares of the Common Stock.  Insmed’s shareholders cast 100,106,057 votes in favor of this proposal and 26,247,889 votes against.  There were 294,238 abstentions.

3.
Adjournment Proposal:  a proposal to approve the adjournment of the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies.  Insmed’s shareholders cast 99,591,068 votes in favor of this proposal and 26,278,011 votes against.  There were 779,105 abstentions.  Although the Adjournment Proposal was approved by the shareholders, the special meeting was not adjourned because there were sufficient votes at the time of the special meeting to approve the Preferred Stock Proposal and the Reverse Split Proposal.

As a result of the approval of the conversion of the Preferred Stock, the 91,745,892 shares of the Preferred Stock outstanding were automatically and immediately converted into 91,745,892 shares of Insmed’s Common Stock.  In addition, Insmed intends to effect the one-for-10 reverse stock split as of the close of business on March 2, 2011 by filing an amendment to its Articles of Incorporation with the State Corporation Commission of the Commonwealth of Virginia.  At the effective time of the amendment, each share of Insmed Common Stock issued and outstanding will automatically be reclassified and convert into 0.10 of a share of Insmed Common Stock.

Item 8.01                      Other Events.

On March 1, 2011, Insmed issued a press release announcing the results of the special meeting of shareholders.  A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements which are made pursuant to provisions of Section 21E of the Securities Exchange Act of 1934. Investors are cautioned that such statements in this Current Report on Form 8-K, including statements relating to expectations regarding the anticipated benefits of the conversion of the Preferred Stock and the reverse stock split and the business strategies, plans and objectives of management, constitute forward-looking statements which involve risks and uncertainties that could cause actual results to differ materially from those anticipated by the forward-looking statements.  The risks and uncertainties include, without limitation, we may be unsuccessful in developing our product candidates, our expenses may be higher than anticipated and other risks and challenges detailed in our filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2009 and Quarterly Report on Form 10-Q for the fiscal quarters ended March 31, 2010, June 30, 2010 and September 30, 2010.  Readers are cautioned not to place undue reliance on any forward-looking statements which speak only as of the date of this Current Report on Form 8-K.  We undertake no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances that occur after the date of this Current Report on Form 8-K or to reflect the occurrence of unanticipated events.

Item 9.01                      Financial Statements and Exhibits.

(d) Exhibits

99.1           Press release issued by Insmed on March 1, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Insmed Incorporated

Date: March 1, 2011

By: /s/ Kevin P. Tully C.G.A.
Name: Kevin P. Tully C.G.A.
Title: Executive Vice President & Chief Financial Officer